Exhibit 99.1

First M&F Corp. Opens New M&F Bank Branch in Florida

          KOSCIUSKO, Miss., Nov. 20 /PRNewswire-FirstCall/ -- First M&F Corporation’s (Nasdaq: FMFC) subsidiary, Merchants and Farmers Bank, announced today the opening of a de novo branch in Crestview, Okaloosa County, Florida. M&F Bank’s entry into the Crestview market was the result of the purchase of Tri-County Bank’s Florida charter, a transaction announced in May.  The new branch opened for business today, November 20th, after the close of the charter purchase.

          First M&F Corporation is a $1.5 billion bank holding company with 46 banking locations throughout Central and North Mississippi, in Shelby County, Alabama, in Southwest Tennessee, including the Memphis metro area and now in Okaloosa County, Florida.

          Caution Concerning Forward-Looking Statements

          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

SOURCE  First M&F Corporation
          -0-                                        11/20/2006
          /CONTACT:  John G. Copeland, Chief Financial Officer of First M&F Corporation, +1-662-289-8594/
          /Web site:  http://www.mfbank.com/